UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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KOREA EQUITY FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOMURA

Korea Equity Fund, Inc.

Presentation to RiskMetrics Group

August 4, 2010

NOMURA

Contents

1. Korea Equity Fund, Inc.

The Fund

- **Investment Objective:** The Fund's investment objective is to seek long-term capital appreciation through investments primarily in equity securities of South Korean companies.

- NYSE and Osaka Securities Exchange traded; net assets $121 million as of July 31, 2010.

- NAM-U.S.A. has managed the Fund since its inception in 1993.

- The Fund's portfolio manager, Mr. Shigeto Kasahara, has been managing the Fund as lead manager since 2008, as co-manager from 2005 to 2008, and has been with Nomura Asset Management since 1999.

NOMURA

2. Independent and Experienced Board

Each Director has substantial business and professional background and/or board experience that indicate his ability to critically review, evaluate, inquire, discuss and respond appropriately to information provided to him.

- **Rodney A. Buck** – Owner, Buck Capital Management (private investment management firm) since 2005; Executive Vice President and Chief Investment Officer, National Life Group (insurance holding company) from 2000 to 2005; Chief Executive Officer, Sentinel Advisors Company (investment advisor from 1996 to 2005). Mr. Buck has more than 35 years of experience in the investment management industry. Currently serves as Lead Director.
- **William G. Barker, Jr.** (the Nominee) – Retired. Mr. Barker's professional career included serving for three decades as a senior financial officer in the broadcast and oil industries. Mr. Barker served as CFO of the CBS/FOX Company and the Board believes he brings proven analytical skills, financial expertise and leadership skills to the Board. He previously served as Lead Director for approximately 5 years.
- **David B. Chemidlin** – Corporate Controller, Advance Magazine Publishers, Inc. (d/b/a/ Conde Nast) since 1995.
- **Chor Weng Tan** – Retired. Mr. Tan's professional career spans more than 30 years in engineering management and education, including service for 12 years as Dean of the School of Engineering at The Cooper Union.

Independent and Experienced Board (continued…)

Corporate Governance: Independence of the Board

- The Fund has always had a majority of independent directors; the current level is 80%

- Independent Board Committees comprised solely of Independent Directors:
  - Audit Committee
  - Nominating Committee
  - Governance and Compliance Committee

- Independent Directors meet in executive sessions with counsel to the Independent Directors at each meeting of the board

- The Board has had a Lead Independent Director for over 5 years

3. About NAM-U.S.A.

- NAM-U.S.A. is part of Nomura Asset Management (NAM), a leading global investment adviser. NAM-U.S.A. is the Fund's management company. Its parent, Nomura Asset Management Co., Ltd., is the investment adviser. Two affiliates, NAM-Singapore and NAM-Hong Kong, act as sub-advisers.

- NAM-U.S.A. and its affiliates manage over $245 billion in assets and have a rare combination of experience, resources and global research capabilities. These companies have 31 highly experienced investment professionals dedicated to Asia ex Japan portfolios and maintain offices in Seoul, South Korea and other major Asian financial centers.

- The Korean market is a unique arena that requires specific experience and resources. NAM recently added an on-the-ground research team in Korea to strengthen the existing Korean equity investment team with experienced equity portfolio managers and analysts in the technologies, commodities and property industries.

- The Directors believe this special expertise is key to the Fund's future investment success.

4. Korea Equity Fund Performance

Set forth below is performance information for the Fund, The Korea Fund, Inc. (the Fund's closed-end competition) and the Korea Composite Stock Price Index (KOSPI), the Fund's benchmark. The Bulldog proxy statement cited The Korea Fund as having outperformed the Fund – the Fund believes the information below shows superior performance by the Fund.

Closed-End Fund NAV performance for the one, three and five-year periods ended June 30, 2010.

	1 Year	3 Year	5 Year
Korea Equity Fund, Inc.	30.9%	-9.3%	6.9%
The Korea Fund, Inc.	31.1%	-10.2%	5.4%
KOSPI	27.5%	-9.7%	7.4%

Source: Bloomberg

The performance data quoted represents past performance and is no guarantee of future results.

- Strong and improving market performance benefitting all shareholders.

5. Korea Equity Fund Discount/Premium History - 12/31/99 to 7/31/10


<HELP> for explanation.
Hit # for Price and NAV tables.
EquityNAV
KEF US Equity
Page 1/6
Fund Premium/Discount
Range 12/31/99 - 07/30/10
Period M
Currency USD
Korea Equity Fund Inc
Premium / Discount
High 3.899% on 2/28/2006
Average -12.384%
Low -32.740% on 3/31/2000
Net Asset Value (NAV) 10.86
Last Price 10.12
Fund Percent Premium -6.814
Hi: 3.8986
Low -32.7401
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2010 Bloomberg Finance L.P.
SN 123530 02-Aug-2010 14:16:58

Source: Bloomberg

NOMURA

Korea Equity Fund Discount/Premium History - 12/31/09 to 7/31/10

The Discount Management Plan became effective on 7/1/10. During the period from 7/1/10 through 7/31/10 the discount decreased from 10.62% to 6.81%.



<HELP> for explanation.
Hit # for Price and NAV tables.
EquityNAV
KEF US Equity
Page 1/7 Fund Premium/Discount
Range 12/31/09 - 07/30/10
Period D
Currency USD
Korea Equity Fund Inc
Premium / Discount
High -5.283% on 7/22/2010
Average -10.294%
Low -15.430% on 2/4/2010
Net Asset Value (NAV) 10.86
Last Price 10.12
Fund Percent Premium -6.814
Hi: -5.2834
Low: -15.4303
Jan
Feb
Mar
Apr
2010
May
Jun
Jul
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2010 Bloomberg Finance L.P.
SN 123530 G713-791-3 03-Aug-2010 15:09:54

Source: Bloomberg

Korea Equity Fund Discount/Premium History – KEF vs. KF

At July 30, 2010, the discount for KEF was 6.814% and the discount for KF was 8.862%


<HELP> for explanation.
EquityG
96) Edit
97) Options
8) Bookmark
99) Hide
G 9 - Graph 9
12/31/2009
07/30/2010
Daily
Layout
Custom
Custom CCY
KEF US Equity - Fund Historical Percent Premium (L1) -6.814
KF US Equity - Fund Historical Percent Premium (L1) -8.8623
-6.00
-8.00
-10.00
-12.00
-14.00
-16.00
Jan
Feb
Mar
Apr
May
Jun
Jul
2010
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2010 Bloomberg Finance L.P.
SN 123530 G713-791-3 03-Aug-2010 15:12:10

Source: Bloomberg

6. Efforts to Combat the Fund's Discount

- The Board is sensitive to the Fund's discount and has actively sought to narrow such discount
  - Several years ago the Board authorized a program to communicate the Fund's market profile to major dealers and the introduction of a quarterly fact sheet
  - NAM-U.S.A. profiles the Fund on its website
- The Board has conducted both a quarterly and annual review since its inception to address the Fund's discount including:
  - Reviewing the South Korean market and comparative data from other closed-end funds investing in Korea and other Asian markets
  - Reviewing the premium/discount at which the Fund's shares trade as well as the trading volume
  - Focus on improvement of the Fund's expense ratio
  - Considering changes in the Fund's investment strategy
  - Reviewing potential corporate actions to address the discount
    - The Board, with the help of professional financial advisers and with the interests of long-term shareholders in mind, has evaluated and considered various possibilities for reducing the discount, including the following:
      - Converting to an interval fund
      - Conducting self-tender offers

Efforts to Combat the Fund's Discount (continued…)

- Open-ending the Fund
- Merging with another closed-end fund
- Liquidating the Fund
- Instituting a share buyback program

- Professional financial advisers have informed the Board that *extensive* share buybacks and *large* self-tender offers do not reduce long-term discounts and may conflict with the interests of long-term shareholders
  - When short-term investors, like Bulldog, sell their shares back to the Fund, long-term shareholders experience higher expense ratios due to a depletion in Fund assets
  - Long-term shareholders bear increased costs such as brokerage and other trading expenses as the Fund liquidates assets to pay for large open market repurchases or purchases in issuer tender offers
  - Substantial capital gains and taxes are triggered

- The Board has recognized the potential benefits of a modified share repurchase program to address the discount and the interests of all shareholders
  - A key benefit to open market purchases made at a significant discount to NAV is that they are accretive to the Fund and its long-term investors. Issuer buy-backs at 98% of NAV benefit the selling shareholders.

Efforts to Combat the Fund's Discount (continued…)

Discount Management Plan

- Fully recognizing that the Fund's shares have from time to time traded at a discount from their net asset value, and to maintain value for continuing shareholders, on June 3, 2010, the Fund announced a Discount Management Plan that is described in its proxy statement.

- The first open market repurchases of the Fund's common stock on the NYSE under the Discount Management Plan occurred on July 1, 2010 and purchases are continuing.

- As of July 30, the Fund had repurchased 95,387 shares on the NYSE. The Board has approved an initial share repurchase of up to 5% (560,000 shares) of its outstanding shares.

- Further, the Discount Management Plan includes a tender offer component that the Directors may activate following the initial share repurchase program.

7. Matters for the 2010 Annual Meeting

- Election of one Director for a three-year term.

- Act upon shareholder proposals including:
  - Convert the Fund into an Interval Fund (precatory proposal)
  - Terminate the management agreement between the Fund and NAM-U.S.A.
  - Conduct a self-tender offer (precatory proposal)

- Bulldog is also soliciting for an alternate nominee for Director of the Fund.

8. Proposals

Fund Proposals:

- Election of one Director for a three-year term
  - The Board of Directors believes that Mr. William G. Barker, Jr. is a better candidate because he has
    - Proven analytical skills
    - Financial expertise and leadership skills as a senior financial officer for three decades
    - Five years' service as the Lead Independent Director of the Fund

- Bulldog's Director Nominee, Phil Goldstein, has been fined for violating Securities Laws.

Proposals (continued)

Shareholder Proposals:

- Convert the Fund into an Interval Fund
  - Not in the best interests of long-term shareholders
  - Continuous shrinking of Fund's net assets
  - Increase in operating expense ratio

- Terminate the management agreement between the Fund and NAM-U.S.A.
  - NAM-U.S.A. is part of the Nomura Group, one of the largest global investment banking and securities firms
  - Nomura Asset Management has South Korean expertise and global research capabilities and is expanding its operations in Korea
  - Comparative performance has improved
  - Bulldog offers no plan or even a suggestion about who would manage the Fund other than NAM-U.S.A.

- Conduct a self-tender offer for all outstanding shares
  - Could lead to significant reduction in Fund's size
  - Increase in expense ratio
  - Long-term viability threatened possibly leading to liquidation
  - Value to shareholders of the Fund's capital loss carryforward ($16.3 million at October 31, 2009) will be lost or reduced if the Fund dissolves or merges

9. Summary

Election of Director

- The Board's candidate is independent, engaged and experienced.
- Board has taken actions to enhance NAV and narrow discount.
- Board has overseen strong and improving Fund performance.

Shareholder Proposals

- The Board has reviewed each of the three proposals described above (interval fund, termination of management agreement and tender offer for all outstanding shares) and believes each is inconsistent with the Fund's long-term interests for the reasons specified above.
- The Board supports the Discount Management Plan. The Board believes the Plan is consistent with the Fund's long-term interests and, at the same time, addresses issues raised by the shareholder proponents. Open-market purchases made at a discount from NAV are accretive; tender offer purchases at 98 percent of NAV do not help remaining shareholders.
- The Fund's trading discount decreased from -10.62% at July 1, 2010 (the date open market purchases under the Discount Management Plan commenced) to -6.81% at July 30, 2010.
- The Fund is a strong investment product with an experienced adviser, improved performance and a reduced discount. Each of the proponents' proposals would adversely impact the Fund.

IMPORTANT NOTICE:

Investment in the common stock of Korea Equity Fund, Inc. involves risks, including the market risk of an investment in a portfolio of Korean equity securities and related currency, economic and political risks. Shares of closed-end funds frequently trade at a discount from their net asset value.

The information provided in this presentation is neither a recommendation nor an offer or solicitation to engage in a financial transaction.

Past results of the markets and shares discussed in this presentation are not necessarily indicative of future performance.

Neither Korea Equity Fund, Inc. nor Nomura Asset Management U.S.A. Inc. or its affiliates undertake any responsibility to update the information contained in this presentation beyond the dates specified herein.